EXHIBIT 99.1

FOR RELEASE 6:00 AM ET, April 25, 2024

Contact:    Robert S. Tissue, Executive Vice President & CFO

Telephone:    (304) 530-0552

Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS FIRST QUARTER 2024 EARNINGS OF $1.14 PER SHARE

MOOREFIELD, WV – April 25, 2024 (GLOBE NEWSWIRE) – Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported financial results for the first quarter of 2024, revealing a strong earnings performance marked by growth in loans. The Company’s continued success underscores its position as an exceptional community bank, reflecting a sound strategy and solid operational execution.

The Company, which serves commercial and individual clients across West Virginia, the Washington D.C. metropolitan area, Virginia, Kentucky, the Eastern Shore of Maryland and Delaware through Summit Community Bank, Inc., reported net income applicable to common shares of $16.8 million, or $1.14 per diluted share, for the first quarter of 2024, as compared to $16.4 million, or $1.11 per diluted share, for the fourth quarter of 2023 and $13.9 million, or $1.08 per diluted share, for the first quarter of 2023.

"We had a strong start to the year highlighted by solid earnings, a stable top quartile peer net interest margin, an enviable efficiency ratio and best-in-class return on tangible common equity” noted H. Charles Maddy, III, President and Chief Executive Officer. “Now as we look forward to the consummation of our strategic partnership with Burke & Herbert, which brings together two organizations dedicated to a community banking model that places an emphasis on service and dedication to the people who live and work among us, I could not be more excited by the combined organization’s prospects for robust growth and for enhancing shareholder value.”

Key Highlights for the First Quarter of 2024

●	Our pending merger of equals with Burke & Herbert Financial Services Corp. (“Burke & Herbert”) has received all required regulatory approvals or waivers and is expected to close May 3, 2024.

●

Tangible Book Value Per Common Share (“TBVPCS”) increased by $1.02 to $24.91 during the first quarter of 2024, representing a 4.3 percent increase. This increase was primarily due to net retained earnings.

●	Our net interest margin (“NIM”) decreased 1 basis point to 3.75 percent from the linked quarter.

●

The first quarter saw a modest increase in total loans, excluding mortgage warehouse lines of credit and acquired loans, registering an increase of 0.48 percent (1.93 percent annualized). This performance was further underscored by year-over-year growth of 6.7 percent.

●	Summit's core deposits likewise experienced a modest increase in the first quarter of 2024, up 0.91 percent (3.63 percent annualized) from the linked quarter.

●	The Company recorded no provision for credit losses in the first quarter of 2024 compared to $1.50 million in the linked quarter.

●	Summit’s efficiency ratio was 48.29 percent compared to 47.33 percent in the linked quarter, indicating optimized use of resources.

Results from Operations

Net interest income totaled $39.9 million in the first quarter of 2024, an increase of 16.8 percent from the prior-year first quarter, and a decrease of 2.1 percent from the linked quarter. NIM for the first quarter 2024 was 3.75 percent compared to 3.76 percent for the linked quarter and 3.83 percent for the prior-year quarter.

Summit recorded no provision for credit losses in the first quarter of 2024 compared to $1.50 million in both the linked quarter and the year ago quarter.

Noninterest income, consisting primarily of service fee income from community banking activities and trust and wealth management fees, for first quarter 2024 was $5.08 million compared to $5.80 million for the linked quarter and $4.39 million for the comparable period of 2023. The Company recorded realized securities losses on available for sale debt securities of $94,000 in the first quarter of 2024 and gains of $15,000 in the linked quarter. In addition, the Company recognized net gains on equity investments of $40,000 in the first quarter 2024 compared to $365,000 in the linked quarter.

Total noninterest expense decreased to $23.0 million in the first quarter of 2024, down 4.0 percent from $23.9 million in the linked quarter and up 18.3 percent from $19.4 million for the prior-year first quarter.

Salary and benefit expenses of $12.1 million in the first quarter of 2024 increased from $11.4 million for the linked quarter and $10.8 million from the prior-year first quarter. The year over year increase was primarily due to the PSB acquisition and higher group health insurance premiums.

Acquisition-related expenses were $53,000 for Q1 2024 compared to $839,000 for the linked quarter and $331,000 for Q1 2023.

Other expenses were very controlled at $3.44 million for Q1 2024 compared to $4.35 million for the linked quarter and $2.97 million in the year-ago period.

Summit’s efficiency ratio was 48.29 percent in the first quarter of 2024, up from 48.00 percent for the first quarter of 2023 and marginally higher compared to 47.33 percent in the linked quarter. Non-interest expense to average assets was 1.99 percent in first quarter of 2024 compared to 2.05 percent in the linked quarter and 1.97 percent in the year-ago quarter.

Balance Sheet

As of March 31, 2024, total assets were $4.6 billion, an increase of $8.56 million, or 0.2 percent since December 31, 2023.

Total loans net of unearned fees increased 0.4 percent (1.7 percent annualized) to $3.70 billion as of March 31, 2024, from $3.68 billion at December 31, 2023. Total loans, excluding those related to mortgage warehouse lending and acquired loans, reached $3.2 billion as of March 31, 2024. This represents an increase of 0.48 percent (or 1.93 percent when annualized) during the quarter just ended.

Deposits totaled $3.7 billion on March 31, 2024, a 0.9 percent (or 3.6 percent annualized) increase during the first quarter. Core deposits increased 0.9 percent (3.6 percent annualized) during the first quarter 2024 to $3.7 billion.  Adjusted uninsured deposits (excluding uninsured public deposits otherwise secured or collateralized as required by law) were 34.4 percent of total deposits at March 31, 2024 compared to 34.8 percent at year-end 2023 and 29.3 percent at the year-ago period end.

Total shareholders’ equity was $454.3 million as of March 31, 2024, compared to $440.2 million at December 31, 2023. Summit paid a quarterly common dividend of $0.22 per share in the first quarter of 2024.

During the first quarter 2024, TBVPCS increased $1.02 to $24.91. In addition to the positive impact of retained earnings, TBVPCS was positively impacted by unrealized net gains on interest rate caps and swaps held as hedges against higher interest rates totaling $0.20 per common share (net of deferred income taxes) recorded in accumulated other comprehensive loss.  However, these gains were nearly offset by unrealized net losses on AFS debt securities of $0.18 per common share (net of deferred income taxes), also recorded in accumulated other comprehensive loss, in the same period.

Summit had 14,686,738 outstanding common shares at March 31, 2024, compared to 14,683,457 at year-end 2023.

Asset Quality

The Company recorded net loan recoveries of $93,000 during first quarter 2024 compared to net loan recoveries of $188,000 in the fourth quarter of 2023 and $63,000 in the year-ago period.

Summit recorded no provision for credit losses in the first quarter of 2024. The provision for credit losses was $1.50 million for both the linked quarter and the first quarter of 2023.

Summit’s allowance for loan credit losses was $49.2 million on March 31, 2024, $48.1 million at the end of the linked quarter, and $40.8 million on March 31, 2023.

The allowance for loan credit losses stood at 1.33 percent of total loans at March 31, 2024 compared to 1.31 percent at December 31, 2023. The allowance was 227.6 percent of nonperforming loans at March 31, 2024, compared to 388.2 percent at year-end 2023.

Summit’s allowance for credit losses on unfunded loan commitments was $6.69 million as of March 31, 2024, compared to $7.74 million at the end of the linked quarter. The allowance for credit losses on unfunded loan commitments decreased $1.05 million during the most recent quarter, principally as a result of a change in the mix of unfunded commitments. Construction loan commitments, which on average have a higher historical loss ratio than do other loans, decreased, while commercial unfunded lines of credit, which carry a lower loss factor and lower utilization rates, increased.

As of March 31, 2024, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, totaled $25.1 million, or 0.54 percent of assets, compared to NPAs of $16.2 million, or 0.35 percent of assets at year-end 2023.

About the Company

Summit Financial Group, Inc. is the $4.6 billion financial holding company for Summit Community Bank, Inc. Its talented bankers serve commercial and individual clients throughout West Virginia, the Washington, D.C. metropolitan area, Virginia, Kentucky, Eastern Shore of Maryland and Delaware. Summit’s focus on in-market commercial lending and providing other business banking services in dynamic markets is designed to leverage its highly efficient operations and core deposits in strong legacy locations. Residential and consumer lending, trust and wealth management, and other retail financial services are offered through convenient digital and mobile banking platforms, including MySummitBank.com and 54 full-service branch locations. More information on Summit Financial Group, Inc. (NASDAQ: SMMF), headquartered in West Virginia’s Eastern Panhandle in Moorefield, is available at SummitFGI.com.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), Summit’s management uses, and this press release contains or references, certain non-GAAP financial measures, such as tangible common equity/tangible assets; efficiency ratio; return on average tangible equity and return on average tangible common equity. Summit believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although Summit believes that these non-GAAP financial measures enhance investors' understanding of Summit’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP.

Forward-Looking Statements

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include: the effect of the COVID-19 pandemic, including the negative impacts and disruptions on the communities we serve, and the domestic and global economy, which may have an adverse effect on our business; current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; fiscal and monetary policies of the Federal Reserve; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; the successful integration of operations of our acquisitions; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)

Quarterly Performance Summary (unaudited) -- Q1 2024 vs Q1 2023

	For the Quarter Ended		Percent
Dollars in thousands	3/31/2024	3/31/2023	Change
Statements of Income
Interest income
Loans, including fees	$59,249	$45,485	30.3%
Securities	6,141	4,819	27.4%
Other	132	171	-22.8%
Total interest income	65,522	50,475	29.8%
Interest expense
Deposits	21,430	14,000	53.1%
Borrowings	4,169	2,286	82.4%
Total interest expense	25,599	16,286	57.2%

Net interest income	39,923	34,189	16.8%
Provision for credit losses	—	1,500	-100.0%
Net interest income after provision for credit losses	39,923	32,689	22.1%

Noninterest income
Trust and wealth management fees	847	811	4.4%
Mortgage origination revenue	154	171	-9.9%
Service charges on deposit accounts	1,723	1,392	23.8%
Bank card revenue	1,833	1,568	16.9%
Net gains on equity investments	40	45	-11.1%
Net realized losses on debt securities	(94)	(59)	59.3%
Bank owned life insurance and annuity income	463	336	37.8%
Other income	112	122	-8.2%
Total noninterest income	5,078	4,386	15.8%
Noninterest expense
Salaries and employee benefits	12,058	10,807	11.6%
Net occupancy expense	1,695	1,333	27.2%
Equipment expense	2,508	2,030	23.5%
Professional fees	385	376	2.4%
Advertising and public relations	272	170	60.0%
Amortization of intangibles	987	343	187.8%
FDIC premiums	717	330	117.3%
Bank card expense	832	696	19.5%
Foreclosed properties expense, net of (gains)/losses	12	15	-20.0%
Acquisition-related expense	53	331	-84.0%
Other expenses	3,439	2,968	15.9%
Total noninterest expense	22,958	19,399	18.3%
Income before income taxes	22,043	17,676	24.7%
Income tax expense	4,996	3,575	39.7%
Net income	17,047	14,101	20.9%
Preferred stock dividends	225	225	n/a

Net income applicable to common shares	$16,822	$13,876	21.2%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)

Quarterly Performance Summary (unaudited) -- Q1 2024 vs Q1 2023

	For the Quarter Ended		Percent
	3/31/2024	3/31/2023	Change
Per Share Data
Earnings per common share
Basic	$1.15	$1.09	5.5%
Diluted	$1.14	$1.08	5.6%

Cash dividends per common share	$0.22	$0.20	10.0%
Common stock dividend payout ratio	19.0%	18.1%	5.0%

Average common shares outstanding
Basic	14,683,596	12,783,851	14.9%
Diluted	14,750,052	12,830,102	15.0%

Common shares outstanding at period end	14,686,738	12,786,404	14.9%

Performance Ratios
Return on average equity	15.37%	15.55%	-1.2%
Return on average tangible equity (C)	19.27%	19.10%	0.9%
Return on average tangible common equity (D)	20.08%	20.10%	-0.1%
Return on average assets	1.47%	1.43%	2.8%
Net interest margin (A)	3.75%	3.83%	-2.1%
Efficiency ratio (B)	48.29%	48.00%	0.6%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Non-GAAP financial measure computed on a tax equivalent basis excluding acquisition-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Non-GAAP financial measure that equals: (Net income + Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Non-GAAP financial measure that equals: (Net income + Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
Dollars in thousands	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Statements of Income
Interest income
Loans, including fees	$59,249	$59,856	$58,102	$54,413	$45,485
Securities	6,141	6,538	6,357	6,247	4,819
Other	132	122	235	203	171
Total interest income	65,522	66,516	64,694	60,863	50,475
Interest expense
Deposits	21,430	21,417	19,924	17,851	14,000
Borrowings	4,169	4,306	3,497	2,699	2,286
Total interest expense	25,599	25,723	23,421	20,550	16,286

Net interest income	39,923	40,793	41,273	40,313	34,189
Provision for credit losses	—	1,500	1,250	8,000	1,500
Net interest income after provision for credit losses	39,923	39,293	40,023	32,313	32,689

Noninterest income
Trust and wealth management fees	847	952	819	854	811
Mortgage origination revenue	154	65	172	169	171
Service charges on deposit accounts	1,723	1,866	1,775	1,943	1,392
Bank card revenue	1,833	1,837	1,907	1,987	1,568
Net gains on equity investments	40	365	180	150	45
Net realized gains/(losses) on debt securities	(94)	15	(12)	(211)	(59)
Bank owned life insurance and annuity income	463	499	311	431	336
Other income	112	202	113	100	122
Total noninterest income	5,078	5,801	5,265	5,423	4,386
Noninterest expense
Salaries and employee benefits	12,058	11,374	11,959	12,156	10,807
Net occupancy expense	1,695	1,554	1,436	1,528	1,333
Equipment expense	2,508	2,342	2,361	2,361	2,030
Professional fees	385	529	400	471	376
Advertising and public relations	272	432	247	264	170
Amortization of intangibles	987	995	998	999	343
FDIC premiums	717	670	716	742	330
Bank card expense	832	809	972	951	696
Foreclosed properties expense, net of (gains)/losses	12	16	10	48	15
Acquisition-related expenses	53	839	1,110	4,163	331
Other expenses	3,439	4,347	3,953	3,641	2,968
Total noninterest expense	22,958	23,907	24,162	27,324	19,399
Income before income taxes	22,043	21,187	21,126	10,412	17,676
Income tax expense	4,996	4,590	4,794	2,203	3,575
Net income	17,047	16,597	16,332	8,209	14,101
Preferred stock dividends	225	225	225	225	225

Net income applicable to common shares	$16,822	$16,372	$16,107	$7,984	$13,876

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Per Share Data
Earnings per common share
Basic	$1.15	$1.12	$1.10	$0.54	$1.09
Diluted	$1.14	$1.11	$1.09	$0.54	$1.08

Cash dividends per common share	$0.22	$0.22	$0.22	$0.20	$0.20
Common stock dividend payout ratio	19.0%	19.5%	19.8%	36.7%	18.1%

Average common shares outstanding
Basic	14,683,596	14,676,383	14,672,176	14,668,923	12,783,851
Diluted	14,750,052	14,718,790	14,714,211	14,703,636	12,830,102

Common shares outstanding at period end	14,686,738	14,683,457	14,674,852	14,672,147	12,786,404

Performance Ratios
Return on average equity	15.37%	15.74%	15.66%	7.99%	15.55%
Return on average tangible equity (C)	19.27%	20.01%	20.03%	10.86%	19.10%
Return on average tangible common equity (D)	20.08%	20.91%	20.95%	11.37%	20.10%
Return on average assets	1.47%	1.42%	1.42%	0.73%	1.43%
Net interest margin (A)	3.75%	3.76%	3.88%	3.89%	3.83%
Efficiency ratio (B)	48.29%	47.33%	47.15%	47.90%	48.00%

NOTES

(A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

(B) - Non-GAAP financial measure computed on a tax equivalent basis excluding acquisition-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

(C) - Non-GAAP financial measure that equals: (Net income + Amortization of intangibles [after-tax]) / (Average shareholders' equity - Average intangible assets).

(D) - Non-GAAP financial measure that equals: (Net income applicable to common shares + Amortization of intangibles [after-tax]) / (Average common shareholders' equity - Average intangible assets).

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data (unaudited)

Dollars in thousands, except per share amounts	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023

Assets
Cash and due from banks	$23,706	$21,834	$23,159	$23,341	$16,488
Interest bearing deposits other banks	31,950	30,398	36,398	39,902	54,328
Debt securities, available for sale	490,271	502,762	511,403	512,038	431,933
Debt securities, held to maturity	93,737	94,227	94,715	95,200	95,682
Equity investments	11,571	10,958	31,241	30,818	29,867
Other investments	21,842	21,130	19,579	16,014	12,696
Loans, net	3,647,810	3,633,522	3,551,686	3,506,880	3,059,099
Property held for sale	3,432	3,729	4,505	4,742	5,128
Premises and equipment, net	62,293	63,038	62,721	60,967	54,491
Goodwill and other intangible assets, net	73,443	74,430	75,425	76,423	61,807
Cash surrender value of life insurance policies and annuities	86,230	85,679	85,076	84,790	72,019
Derivative financial instruments	36,803	33,145	44,527	39,951	34,758
Other assets	59,796	59,470	63,773	61,204	49,111
Total assets	$4,642,884	$4,634,322	$4,604,208	$4,552,270	$3,977,407

Liabilities and Shareholders' Equity
Deposits	$3,748,415	$3,715,148	$3,754,495	$3,735,034	$3,299,846
Short-term borrowings	262,359	302,957	258,054	232,150	140,150
Long-term borrowings and subordinated debentures, net	124,123	124,008	123,892	123,776	123,660
Other liabilities	53,706	52,001	51,315	48,136	44,205
Total liabilities	4,188,603	4,194,114	4,187,756	4,139,096	3,607,861
Preferred stock and related surplus	14,920	14,920	14,920	14,920	14,920
Common stock and related surplus	130,235	129,990	130,508	130,227	90,939
Retained earnings	316,375	302,783	289,641	276,762	271,712
Accumulated other comprehensive loss	(7,249)	(7,485)	(18,617)	(8,735)	(8,025)
Total shareholders' equity	454,281	440,208	416,452	413,174	369,546
Total liabilities and shareholders' equity	$4,642,884	$4,634,322	$4,604,208	$4,552,270	$3,977,407

Book value per common share	$29.92	$28.96	$27.36	$27.14	$27.73
Tangible book value per common share (A)	$24.91	$23.89	$22.22	$21.93	$22.90
Tangible common equity to tangible assets (B)	8.0%	7.7%	7.2%	7.2%	7.5%

NOTES

(A) - Non-GAAP financial measure that equals: (Common stock and related surplus + Retained earnings + Accumulated other comprehensive income/loss - Intangible assets) / Common shares outstanding.

(B) - Non-GAAP financial measure that equals: (Common stock and related surplus + Retained earnings + Accumulated other comprehensive income/loss - Intangible assets) / (Total assets - Intangible assets).

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition (unaudited)

Dollars in thousands	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023

Commercial	$533,214	$503,842	$511,951	$511,457	$498,268
Mortgage warehouse lines	108,858	108,848	114,734	118,785	86,240
Commercial real estate
Owner occupied	569,407	545,108	547,886	566,447	469,560
Non-owner occupied	1,280,948	1,254,337	1,217,029	1,193,927	1,036,358
Construction and development
Land and development	105,425	145,258	114,354	117,371	102,351
Construction	341,727	374,026	349,049	309,709	290,556
Residential real estate
Conventional	507,599	505,398	497,076	483,998	395,312
Jumbo	123,132	116,614	113,837	117,219	111,475
Home equity	80,027	81,126	81,967	86,050	70,167
Consumer	43,107	43,756	44,288	44,429	36,531
Other	3,598	3,299	6,748	3,169	3,117
Total loans, net of unearned fees	3,697,042	3,681,612	3,598,919	3,552,561	3,099,935
Less allowance for loan credit losses	49,232	48,090	47,233	45,681	40,836
Loans, net	$3,647,810	$3,633,522	$3,551,686	$3,506,880	$3,059,099

Unfunded loan commitments	$911,132	$950,001	$943,508	$957,278	$907,757

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition (unaudited)

Dollars in thousands	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Core deposits
Non interest bearing checking	$605,509	$593,576	$630,055	$679,139	$552,716
Interest bearing checking	2,145,824	2,164,522	2,144,737	2,024,341	1,886,011
Savings	438,451	450,526	477,348	512,129	462,631
Time deposits	525,932	473,687	469,530	465,026	327,037
Total core deposits	3,715,716	3,682,311	3,721,670	3,680,635	3,228,395

Brokered deposits	32,699	32,837	32,825	54,399	71,451
Total deposits	$3,748,415	$3,715,148	$3,754,495	$3,735,034	$3,299,846

Estimated uninsured deposits (A)	$1,288,845	$1,291,467	$1,283,610	$1,189,908	$933,703

(A) - Excludes uninsured public funds otherwise secured or collateralized as required by law

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (unaudited)

	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Summit Financial Group, Inc.
CET1 Risk-based Capital	9.4%	9.1%	8.9%	8.7%	8.9%
Tier 1 Risk-based Capital	10.2%	9.9%	9.7%	9.5%	9.8%
Total Risk Based Capital	14.0%	13.7%	13.5%	13.3%	14.0%
Tier 1 Leverage	9.0%	8.7%	8.5%	8.4%	8.7%

Summit Community Bank, Inc.
CET1 Risk-based Capital	12.0%	11.7%	11.6%	11.3%	11.9%
Tier 1 Risk-based Capital	12.0%	11.7%	11.6%	11.3%	11.9%
Total Risk Based Capital	13.3%	12.9%	12.7%	12.5%	13.1%
Tier 1 Leverage	10.6%	10.2%	10.1%	9.9%	10.6%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information (unaudited)

	For the Quarter Ended
Dollars in thousands	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023

Gross loan charge-offs	$776	$444	$227	$4,009	$164
Gross loan recoveries	(869)	(632)	(108)	(118)	(227)
Net loan charge-offs (recoveries)	$(93)	$(188)	$119	$3,891	$(63)

Net loan charge-offs (recoveries) to average loans (annualized)	-0.01%	-0.02%	0.01%	0.44%	-0.01%

Allowance for loan credit losses	$49,232	$48,090	$47,233	$45,681	$40,836
Allowance for loan credit losses as a percentage of period end loans	1.33%	1.31%	1.31%	1.29%	1.32%
Allowance for credit losses on unfunded loan commitments ("ULC'")	$6,692	$7,742	$6,912	$7,332	$6,572
Allowance for credit losses on ULC as a percentage of period end ULC	0.73%	0.81%	0.73%	0.81%	0.72%

Nonperforming assets:
Nonperforming loans
Commercial	$7,827	$1,088	$783	$254	$402
Commercial real estate	8,378	5,675	6,402	5,970	1,700
Residential construction and development	891	708	750	772	813
Residential real estate	4,436	4,831	4,787	4,298	4,322
Consumer	95	137	124	46	65
Total nonperforming loans	21,627	12,439	12,846	11,340	7,302
Foreclosed properties
Commercial real estate	—	297	297	297	297
Commercial construction and development	1,253	1,253	2,187	2,187	2,187
Residential construction and development	1,924	1,924	1,924	2,161	2,293
Residential real estate	255	255	97	97	351
Total foreclosed properties	3,432	3,729	4,505	4,742	5,128
Total nonperforming assets	$25,059	$16,168	$17,351	$16,082	$12,430

Nonperforming loans to period end loans	0.58%	0.34%	0.36%	0.32%	0.24%
Nonperforming assets to period end assets	0.54%	0.35%	0.38%	0.35%	0.31%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Loans Past Due 30-89 Days (unaudited)

Dollars in thousands	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023

Commercial	$183	$1,152	$3,300	$1,006	$463
Commercial real estate	281	1,711	781	513	1,000
Construction and development	—	570	793	161	3,459
Residential real estate	4,570	6,114	4,620	4,933	2,311
Consumer	379	401	440	389	252
Other	10	43	37	17	13
Total	$5,423	$9,991	$9,971	$7,019	$7,498

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)

Average Balance Sheet, Interest Earnings & Expenses and Average Rates

Q1 2024 vs Q4 2023 vs Q1 2023 (unaudited)

	Q1 2024			Q4 2023			Q1 2023
	Average	Earnings/	Yield/	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$3,686,788	$59,204	6.46%	$3,688,505	$59,802	6.43%	$3,087,068	$45,421	5.97%
Tax-exempt (2)	4,427	57	5.18%	4,357	68	6.19%	6,086	81	5.40%
Securities
Taxable	413,656	5,025	4.89%	410,211	5,129	4.96%	314,004	3,412	4.41%
Tax-exempt (2)	184,810	1,413	3.08%	206,375	1,784	3.43%	216,430	1,781	3.34%
Interest bearing deposits other banks and Federal funds sold	29,287	132	1.81%	31,053	122	1.56%	34,330	171	2.02%
Total interest earning assets	4,318,968	65,831	6.13%	4,340,501	66,905	6.12%	3,657,918	50,866	5.64%

Noninterest earning assets
Cash & due from banks	24,037			22,485			17,387
Premises & equipment	62,773			63,298			54,112
Intangible assets	74,057			75,043			62,024
Other assets	194,694			215,821			190,533
Allowance for loan credit losses	(48,897)			(47,834)			(39,507)
Total assets	$4,625,632			$4,669,314			$3,942,467

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing demand deposits	$2,126,722	$15,480	2.93%	$2,170,953	$16,196	2.96%	$1,819,505	$10,796	2.41%
Savings deposits	442,122	1,822	1.66%	459,277	1,986	1.72%	480,207	1,917	1.62%
Time deposits	531,125	4,128	3.13%	508,383	3,235	2.52%	389,252	1,287	1.34%
Short-term borrowings	298,325	2,661	3.59%	309,657	2,791	3.58%	166,365	824	2.01%
Long-term borrowings and subordinated debentures	124,060	1,508	4.89%	123,954	1,515	4.85%	123,599	1,462	4.80%
Total interest bearing liabilities	3,522,354	25,599	2.92%	3,572,224	25,723	2.86%	2,978,928	16,286	2.22%

Noninterest bearing liabilities
Demand deposits	605,190			621,082			557,209
Other liabilities	54,513			54,160			43,508
Total liabilities	4,182,057			4,247,466			3,579,645

Shareholders' equity - preferred	14,920			14,920			14,920
Shareholders' equity - common	428,655			406,928			347,902
Total liabilities and shareholders' equity	$4,625,632			$4,669,314			$3,942,467

NET INTEREST EARNINGS		$40,232			$41,182			$34,580

NET INTEREST MARGIN			3.75%			3.76%			3.83%
(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21% for all periods presented. The tax equivalent adjustment resulted in an increase in interest income of $309,000, $389,000 and $391,000 for Q1 2024, Q4 2023 and Q1 2023, respectively.